Microsoft Word 10.0.4009;3



Microsoft Word 10.0.4009;

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 4, 2003

EMMIS COMMUNICATIONS CORPORATION                   EMMIS OPERATING COMPANY
 (Exact name of registrant as                   (Exact name of registrant as
   specified in its charter)                       specified in its charter)

                 INDIANA                                INDIANA
    (State of incorporation or                 (State of incorporation or
            organization)                              organization)
                0-23264                                 333-62172-13
        (Commission file number)                 (Commission file number)

              35-1542018                              35-2141064
           (I.R.S.  Employer                        (I.R.S.  Employer
           Identification No.)                      Identification No.)

             ONE EMMIS PLAZA                          ONE EMMIS PLAZA
           40 MONUMENT CIRCLE                        40 MONUMENT CIRCLE
               SUITE 700                                 SUITE 700
        INDIANAPOLIS, INDIANA 46204             INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)(Address of principal executive offices)

            (317) 266-0100                             (317) 266-0100
   (Registrant's Telephone Number,            (Registrant's Telephone Number,
         Including Area Code)                       Including Area Code)

Item  5.  Other Events.

On March 3, 2003, we issued the press releases attached to this report as Exhibits 99.1 and 99.2. The text of those press releases is incorporated in this Item by reference.

In addition, Jeffrey H. Smulyan, our Chairman and CEO, speaking at the Bear Sterns 16th Annual Media, Entertainment and Information Conference, addressed the following:

In the past, Emmis Communications has often discussed the separation of its radio and TV businesses and the possible benefits such a move could create. We considered the different scenarios that would make a separation feasible, and said that we would be most interested in pursuing a split if we could do so in conjunction with a significant radio or television acquisition.

During the past several months, we have also said that we were considering executing a split on a stand-alone basis this summer, when the tax impact would become more favorable. However, after careful study with our advisors, management and board of directors, we have returned to our original plan of waiting to separate our radio and TV operations until we can tie the separation to a radio or TV acquisition that would make the split more feasible.

     A number of factors entered into this decision:

          o Significant and continued uncertainty in the capital markets due to the prospect of war and other macro-economic drivers.
          o An uncertain regulatory environment due to pending FCC regulations, specifically those relating to radio and television ownership limits.
          o The compression and convergence of radio and television multiples that would diminish the value created in a stand-alone transaction.
          o The possibility that the separation transaction could result in two small-cap companies, thereby restricting the universe of potential shareholders.

In addition, the company recognized that the cost of executing a split in this environment would be considerable. The separation transaction itself could cost tens of millions of dollars, but the company would also have to absorb the costs inherent in operating two public companies -costs that are increasing rapidly in our post-Sarbanes-Oxley world. Taking all of these factors into account, the company decided it would be best to table the separation until a time that it could be tied to a significant transaction.

This is not to say that Emmis will not separate its radio and TV businesses - simply that current company, economic, regulatory and industry conditions do not make the split feasible at this time. We will continue to look for strategic transactions for both radio and television that could lead to the separation of those businesses, and we will revisit the notion of a stand-alone separation if we were to see stabilization in the capital markets and if we believed such a move would benefit our shareholders; however, we are not actively pursuing such a move at this time.

For the immediate future, Emmis intends to continue to focus on growing revenue, managing costs and operating the stations and publications we own in the best possible manner. With this focus, the company believes it can produce stronger earnings and continue to reduce its debt and leverage.

In the past year, these efforts have been fruitful. We succeeded in deleveraging our balance sheet. We demonstrated that we can operate TV successfully - the stations we have acquired are more strategic and entrepreneurial than they were before Emmis bought them. In radio, we showed that we can continue to produce in the ratings books - and that we can make that success lead to real share growth in a lot of our markets. Our New York cluster, which has been under considerable scrutiny in the past year, has regained share and continues to build.

We are producing results by operating the way we always have: relying on the passion of people who love media and are excellent at managing media.

We will continue to look for transactions in both radio and TV that will allow us to grow, but we will pursue only those transactions that are strategic and reasonable. And we will continue to carefully manage our balance sheet. We've always said we're not going to pay prices that don't make sense, and we're not going to look at assets unless we believe our management skills can create significant shareholder value.

However, when we find an opportunity that we believe will benefit the company and our shareholders - an opportunity like the one we found in Austin - we will seize that opportunity.

Certain statements included above which are not statements of historical fact and statements identified with the words "continue," "going," "will," "could" or "would" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; changes in the costs of programming; changes in interest rates; inability to close pending acquisitions or to grow through suitable acquisitions, including the desired radio; future terrorist attacks or other large-scale disasters; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission, including the current report on Form 8-K/A, July 15, 2002. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         EXHIBIT #        DESCRIPTION

99.1     Press release dated March 3, 2003.
99.2     Press release dated March 3, 2003.



Signatures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     EMMIS COMMUNICATIONS CORPORATION

Date: March 3, 2003           By:
                                 J. Scott Enright, Vice President,
                                 Associate General Counsel and Secretary


                                        EMMIS OPERATING COMPANY


Date: March 3, 2003           By:
                                 J. Scott Enright, Vice President,
                                 Associate General Counsel and Secretary